UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 17, 2005

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 17, 2005 MarkWest Hydrocarbon, Inc. (the “Company”), provided a progress report on the Company’s previously announced Plan of Action to bring it back into compliance with the American Stock Exchange’s (the “Exchange”) listing requirements by October 15, 2005.  The Company is currently not in compliance with the continued listing standards as set forth in Sections 134, 1101 and 1003(d) of the Amex Company Guide for failure to file with the Securities and Exchange  Commission (the “SEC”) its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the three months ended March 31, 2005 and June 30, 2005 by the prescribed filing deadline.

The Company is in the final stages of preparation for the Form 10-K and the Forms 10-Q/A and anticipates filing those reports by October 21, 2005.

The Company continues to work to complete the Forms 10-Q for the first, second and third quarter of 2005.  The timing has been impacted by the Company changing its independent auditor, reported in a Form 8-K filing dated September 23, 2005.  The Company will file these reports on a sequential basis as soon as each Form 10-Q has been completed.

Item 9.01.                Financial Statement and Exhibits

(c)        Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated October 17, 2005 – MarkWest Hydrocarbon Announces Progress on Plan of Action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Dated: October 21, 2005	By:	/s/ JAMES G. IVEY
James G. Ivey
Chief Financial Officer